CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Shareholders and Board of Directors of First American Railways, Inc.


         We hereby consent to the incorporation by reference on Form S-8 of First American Railways, Inc. (the "Company"), of our report dated July 3, 1996, except for notes 8 (i), (j), (k) and (l) which are as of October 29, 1996, relating to the financial statements of the Company for the fiscal year ended December 31, 1995, appearing in the Company's Prospectus filed with Securities and Exchange Commission on December 30, 1996.





                                             /s/  BDO Seidman, LLP

Miami, Florida                               BDO SEIDMAN, LLP
January 6, 1997